Exhibit 10.1
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
     This FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of November 4, 2008, by and between AARON RENTS, INC., a Georgia corporation (together with its successors and assigns, the “Company”) and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC”, and, together with the Company, collectively, the “Obligors”) and each of the Persons holding one or more Notes (defined below) on the Effective Date (defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of July 27, 2005 (as amended from time to time and as in effect immediately prior to giving effect to this Agreement, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Obligors and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Note Purchase Agreement.
RECITALS:
     A. The Obligors and Noteholders are parties to the Existing Note Purchase Agreement, pursuant to which the Obligors issued and sold sixty million dollars ($60,000,000) in aggregate principal amount of their 5.03% Senior Notes due July 27, 2012 (the “Notes”) to the Noteholders.
     B. On May 23, 2008, the Company executed a new revolving credit facility (the “2008 Revolving Credit Agreement”) to replace the Revolving Credit Agreement, dated as of May 28, 2004, among the Company, Aaron Rents, Inc. Puerto Rico, a Puerto Rico corporation, and the lenders signatory thereto;
     C. The Obligors have requested that the Noteholders amend certain provisions of the Existing Note Purchase Agreement to conform to the corresponding provisions in the 2008 Revolving Credit Agreement; and
     D. The Noteholders are the holders of all outstanding Notes, as of the date hereof, in the aggregate principal amounts indicated on Annex 1 hereto.
AGREEMENT:
          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders agree as follows:
1. AMENDMENTS.
     Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto (such amendments herein referred to as the “Amendments”).

2. WARRANTIES AND REPRESENTATIONS.
     To induce the Noteholders to enter into this Agreement, each of the Obligors represents and warrants to each of the Noteholders that as of the Effective Date (as hereinafter defined):
     2.1. Corporate and Other Organization and Authority.
     (a) Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
     (b) Each of the Obligors has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
     2.2. Authorization, etc.
     This Agreement has been duly authorized by all necessary corporate action on the part of the Obligors. Each of this Agreement, the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Obligors, enforceable, in each case, against such Obligor in accordance with its terms, except as such enforceability may be limited by
     (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and
     (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     2.3. No Conflicts, etc.
     The execution and delivery by each Obligor of this Agreement and the performance by such Obligor of its obligations under each of this Agreement, the Note Purchase Agreement and the Notes do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Obligor under the provisions of:
     (a) any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Obligor;
     (b) any agreement, instrument or conveyance by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected; or
     (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected.

     2.4. Governmental Consent.
     The execution and delivery by the Obligors of this Agreement and the performance by the Obligors of their respective obligations hereunder and under the Note Purchase Agreement and the Notes do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of either Obligor.
     2.5. Existence of Defaults.
     No event has occurred and no condition has existed that would constitute a Default or an Event of Default under the Note Purchase Agreement.
3. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.
     The amendments set forth in this Agreement shall become effective as of the date first written above (the “Effective Date”), provided that each Noteholder shall have received the following:
     (a) a copy of this Agreement executed by the Obligors and the Noteholders;
     (b) a fully executed copy of the 2008 Revolving Credit Agreement; and
     (c) payment of the reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Agreement.
4. MISCELLANEOUS.
     4.1. Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
     4.2. Duplicate Originals.
     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of a facsimile of an executed signature page shall be effective as delivery of an original.
     4.3. Waiver and Amendments.
     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

     4.4. Costs and Expenses.
     Whether or not the Amendments become effective, each of the Obligors confirms its obligation under paragraph 11B of the Note Purchase Agreement and agrees that, on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the Amendments do not become effective, promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Effective Date. The Obligors will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the Effective Date in connection with this Agreement.
     4.5. Successors and Assigns.
     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.
     4.6. Survival.
     All warranties, representations, certifications and covenants made by the Obligors in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.
     4.7. Part of Existing Note Purchase Agreement; Future References, etc.
     This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.
     4.8. Affirmation of Obligations under Existing Note Purchase Agreement and Notes.
     The Obligors hereby acknowledge and affirm all of their respective obligations under the terms of the Existing Note Purchase Agreement and the Notes. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Existing Note Purchase Agreement or the Notes, nor constitute a waiver of any provision thereunder, or
     (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.
[Remainder of page intentionally left blank. Next page is signature page.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours, AARON RENTS, INC.
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

AARON INVESTMENT COMPANY
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

Accepted and Agreed:
The foregoing Agreement is hereby accepted as of the date first above written.
GIBRALTAR LIFE INSURANCE CO., LTD.
By:     Prudential Investment Management (Japan), Inc., as Investment Manager
By:     Prudential Investment Management, Inc., as Sub-Advisor

By:	/s/ Jay S. White
	Name:	Jay S. White
	Title:	Vice President

[Signature Page to First Amendment to Aaron Rents 2005 Note Purchase Agreement]

ZURICH AMERICAN INSURANCE COMPANY
By:     Prudential Private Placement Investors, L.P., as Investment Advisor
By:     Prudential Private Placement Investors, Inc., as General Partner

By:	/s/ Jay S. White
	Name:	Jay S. White
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/ Jay S. White
	Name:	Jay S. White
	Title:	Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:     Prudential Private Placement Investors, L.P., as Investment Advisor
By:     Prudential Private Placement Investors, Inc., as General Partner

By:	/s/ Jay S. White
	Name:	Jay S. White
	Title:	Vice President

[Signature Page to First Amendment to Aaron Rents 2005 Note Purchase Agreement]

ANNEX 1
INFORMATION AS TO NOTEHOLDERS

Name Held	Principal Amount of Notes
Gibraltar Life Insurance Co., Ltd.	$30,000,000
Hare & Co. (as nominee for Zurich American Insurance Company)	$15,000,000
Pruco Life Insurance Company	$7,500,000
United of Omaha Life Insurance Company	$7,500,000
Total:	$60,000,000

Annex 1-1

EXHIBIT A
AMENDMENTS
1.	Paragraph 5J of the Existing Note Purchase Agreement is hereby amended by:

(i) deleting all references to “$500,000” in clause (c) and inserting “$2,500,000” in lieu thereof; and

(ii) deleting the reference to “$1,000,000” in clause (d) and inserting “$2,500,000” in lieu thereof.

2.	Paragraph 6D of the Existing Note Purchase Agreement is hereby amended by:

(i) deleting the reference to “$338,340,000” therein and inserting “$631,391,000” in lieu thereof; and

(ii) deleting the phrase “after the Date of Closing” in the fourth line of the paragraph and inserting the phrase “commencing, with respect to the foregoing clauses (ii) and (iii), with the fiscal quarter ending June 30, 2008” in lieu thereof.

3.	Paragraph 6E of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6E. Indebtedness.
     The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness created pursuant to this Agreement and the Notes;
     (b) Indebtedness of any Subsidiary owing to any Obligor or any Wholly Owned Subsidiary of any Obligor;
     (c) Indebtedness of the Company or any Subsidiary incurred after the Date of Closing to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding;

Exhibit A-1

     (d) Guarantees by the Company of Indebtedness of any other Obligor and Guarantees by any Obligor of Indebtedness of the Company;
     (e) Loans by the Company to its Foreign Subsidiaries, provided that the amount of such loans, together with the amount of Guaranteed Indebtedness permitted to be incurred under clause (h) below, does not exceed $30,000,000 at any time;
     (f) Guarantees by the Company of Indebtedness of certain franchise operators of the Company, provided such guarantees are given by the Company in connection with (1) loans made pursuant to the terms of the SunTrust Loan Facility Agreement, (2) loans made pursuant to the RIMCO Agreement in an aggregate principal amount not to exceed $7,500,000, (3) loans made by SunTrust to finance the purchase of equity interests in certain franchises of the Company in an aggregate principal amount not to exceed $20,000,000, (4) loans made pursuant to terms of the loan agreement relating to the Rosey Rentals Guarantee in an aggregate principal amount not to exceed Forty Million Dollars ($40,000,000), and (5) loans made pursuant to the terms of the RBC Agreement in an aggregate principal amount not to exceed Fifty Million Canadian Dollars (Cdn. $50,000,000);
     (g) Endorsed negotiable instruments for collection in the ordinary course of business;
     (h) Guarantees by the Company of Indebtedness of Foreign Subsidiaries, provided that the sum of the aggregate principal amount of such Guarantees, together with the principal amount of any loans from the Company to Foreign Subsidiaries permitted pursuant to paragraph 6I(f) hereof does not exceed $30,000,000 in the aggregate at any time;
     (i) Indebtedness existing on the Date of Closing and set forth on Schedule 6E and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;
     (j) Indebtedness under the SunTrust Agreement;
     (k) Indebtedness under the Existing Note Purchase Agreement;
     (l) Indebtedness in respect of Private Placement Debt (other than Private Placement Debt incurred in respect of the Existing Note Purchase Agreement and this Agreement) in an aggregate principal amount not to exceed $100,000,000; and
     (m) Other unsecured Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, provided that no Default or Event of Default shall exist immediately prior to, or as the result of, the incurrence or assumption of such Indebtedness.”

Exhibit A-2

4.     Paragraph 6G of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
       “6G. Sale of Assets.
     The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than an Obligor (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business; (b) the sale, lease or other disposition of inventory and Permitted Investments in the ordinary course of business, (c) sales and dispositions permitted under paragraph 6M and sale and leaseback transactions permitted under paragraph 6O, (d) the sale of any asset, business or property set forth in Schedule 6G attached hereto, (e) the sale of a store (and related assets) owned by the Company to a franchisee of the Company, and (f) other sales of assets not to exceed $30,000,000 in book value in the aggregate for all such sales, provided that, with respect to clauses (d) and (e) only, (i) no Event of Default shall have occurred and be continuing at the time of, or result from, any such sale and (ii) the net cash proceeds from any such sale shall be applied to repay outstanding loans under the SunTrust Agreement (but without any reduction in the aggregate revolving credit commitment thereunder).”
5.     Paragraph 6I of the Existing Note Purchase Agreement is hereby amended by (i) deleting the reference to “10,000,000” in clause (f) and inserting “$30,000,000” in lieu thereof, and (ii) deleting the reference to “$10,000,000” in clause (h) and inserting “$25,000,000” in lieu thereof.
6.     Paragraph 6O of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$100,000,000” therein and inserting “$300,000,000” in lieu thereof.
7.     Paragraph 7A of the Existing Note Purchase Agreement is hereby amended by:
(i) deleting the reference to “$1,000,000” in clause (iii) and inserting “$5,000,000” in lieu thereof; and
(ii) amending and restating clause (xiii) in its entirety to read as follows:
     “(xiii) any one or more judgments in an aggregate amount in excess of $10,000,000, to the extent such judgments are not covered by insurance for which coverage is acknowledged by the insurer, are rendered against the Company or any Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgments or (b) within 30 days after entry thereof, any such judgments are not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, any such judgments are not discharged; or”; and
8.     The definition of “Consolidated Total Debt” in paragraph 10B is hereby amended by deleting the second sentence thereof.

Exhibit A-3

9.     The definition of “Permitted Acquisitions” in paragraph 10B is hereby amended by:
     (i) deleting the reference to “$40,000,000” therein and inserting “$75,000,000” in lieu thereof; and
     (ii) deleting the reference to “$80,000,000” therein and inserting “$150,000,000” in lieu thereof.
10.     The definition of “SunTrust Agreement” is hereby amended and restated to read in its entirety as follows:
     “SunTrust Agreement” shall mean that certain Revolving Credit Agreement, dated as of May 23, 2008, among the Company and the lenders signatory thereto, as amended , restated, supplemented, replaced, refinanced or otherwise modified from time to time.
11.     The following new definition is hereby added to paragraph 10B of the Existing Note Purchase Agreement in its proper alphabetical order to read as follows:
     “RIMCO Agreement” shall mean that certain Loan Facility Agreement and Guaranty dated as of May 29, 2007 by and among the Company, SunTrust Bank as Servicer, and the financial institutions from time to time a party thereto, as Participants, as amended, restated, supplemented or otherwise modified from time to time.

Exhibit A-4

Schedule 6G
     The sale of substantially all of the assets of Aaron Rent’s Corporate Furnishings business to CORT Business Services Corporation (“CORT”) and the transfer of certain of its liabilities of the business to CORT, as further described in that certain form 8-K dated October 29, 2008, filed with the United States Securities and Exchange Commission.

Exhibit A-5